Exhibit 23.2

                         Consent of Independent Auditors

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333- ) pertaining to the Quackware, Inc. 1999 Stock Compensation Program and the Quackware, Inc. Non-Qualified Stock Option Agreements of our report dated July 20, 2000, with respect to the consolidated financial statements of America Online, Inc. included in its Annual Report (Form 10-K) for the year ended June 30, 2000, filed with the Securities and Exchange Commission.

                                     /s/ Ernst & Young LLP


McLean, Virginia
September 21, 2000